LIGAND PHARMACEUTICALS INCORPORATED
ADJUSTED FINANCIAL MEASURES
(Unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Net income	$1,051	$199,165	$1,490	$223,483
Non-cash stock-based compensation expense	4,924	2,836	13,690	9,511
Non-cash debt related costs	2,752	2,588	8,130	7,646
Amortization related to acquisitions	2,270	—	6,385	—
Increase in contingent liabilities	958	(2,301)	2,595	4,976
Loss from Viking (a)	1,396	2,169	14,139	3,040
Mark-to-market adjustment for investments owed to licensors	109	(593)	31	571
Fair market value adjustment on Viking note and warrants	(152)	—	(462)	—
Non-cash tax benefit	160	(191,881)	(28)	(191,881)
Discontinued operations, net of non-cash tax expense	—	—	(731)	—
Adjusted net income	$13,468	$11,983	$45,239	$57,346
Diluted per-share amounts attributable to common shareholders:
Net income(UR)	$0.05	$9.28	$0.07	$10.58
Non-cash stock-based compensation expense	0.21	0.13	0.60	0.45
Non-cash debt related costs	0.12	0.12	0.36	0.36
Amortization related to acquisitions	0.10	—	0.28	—
Increase in contingent liabilities	0.04	(0.11)	0.11	0.24
Loss from Viking (a)	0.06	0.10	0.62	0.14
Mark-to-market adjustment for investments owed to licensors	—	(0.03)	—	0.03
Fair market value adjustment on Viking note and warrants	(0.01)	—	(0.02)	—
Non-cash tax expense(UR)	0.01	(8.94)	—	(9.08)
2019 Senior Convertible Notes share count adjustment	0.03	0.01	0.10	0.03
Discontinued operations, net of non-cash tax expense	—	—	(0.03)	—
Adjusted net income	$0.62	$0.57	$2.09	$2.75

GAAP-Weighted average number of common shares-diluted	22,997	21,460	22,742	21,122
Less: 2019 Senior Convertible Notes share count adjustment	1,184	463	1,046	232
Adjusted weighted average number of common shares-diluted	21,813	20,997	21,696	20,890
(a) Loss from Viking reflects the Company’s share of Viking's net loss of $1,068 and $3,835 for the three and nine months ended September 30, 2016, respectively, and the decrease in the book value of the Company's equity method investment in Viking of $328 and $10,304 for the three and nine months ended September 30, 2016, respectively, as a result of the Company's decreased ownership percentage in Viking after Viking's financing.

Caution Regarding Forward-Looking Statements

Certain statements in this report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan,” “continue,” “expect,” “anticipate,” “intend,” “predict,” “project,” “estimate,” “likely,” “believe,” “might”, “seek,” “may,” “remain,” “potential,” “can,” “should,” “could,” “future” and similar expressions, or the negative of those expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include the risk that subsequent events may occur that would require the Company to make additional adjustments to its consolidated financial statements and the Company's anticipated adjustments for 2015 and subsequent periods, the failure of the Company to file its periodic reports on a timely basis, the possibility that one or more material weaknesses in the Company’s internal control over financial reporting may be identified in connection with the ongoing review and the impact of potential litigation arising from the foregoing matters. Consideration should be given to the areas of risk described above, and additional information concerning these and other risk factors affecting the Company can be found in the Company’s public periodic filings with the Securities and Exchange Commission available at www.sec.gov. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law. Any forward-looking statements contained in this Current Report on Form 8-K represent the Company's views only as of the date of this Current Report.

The adjusted net income and adjusted earnings per share have not changed from the figures reported in the initial Earnings Release.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: November 14, 2016	By:	/s/ Charles Berkman
	Name:	Charles Berkman
	Title:	Vice President, General Counsel and Secretary